Exhibit 10.7

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD UNLESS AT THE TIME OF SUCH OFFER OR SALE, THE PERSON MAKING SUCH OFFER OR SALE DELIVERS A PROSPECTUS MEETING THE REQUIREMENTS OF SECTION 10 OF THE ACT, FORMING A PART OF A REGISTRATION STATEMENT, OR POST-EFFECTIVE AMENDMENT THERETO, WHICH IS EFFECTIVE UNDER SAID ACT, OR UNLESS, IN THE OPINION OF COUNSEL TO THE CORPORATION, SUCH OFFER AND SALE IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT.

MODAVOX, INC.

COMMON STOCK PURCHASE WARRANT

November 21, 2007

Modavox, Inc. (the “Company”), a Delaware corporation, hereby certifies that, for value received, Barry M. Goldwater, Jr. (together with all permitted assigns, the “Holder”), is entitled, subject to the terms set forth below at any time or from time to time after the date hereof and before the Expiration Date (as defined below), to purchase from the Company up to ONE HUNDRED TWENTY THOUSAND (120,000) shares (the “Shares”) of the Company’s common stock at a price of $1.15 per Share (the purchase price per Share, as adjusted from time to time pursuant to the provisions hereunder set forth, is referred to in this Warrant as the “Purchase Price”).

1.
Time of Exercise.  Subject to the provisions of Sections 4, “Transfer and Assignment,” and 15, “Legends,” this Warrant may be exercised at any time and from time to time after November 21, 2007 (the “Exercise Commencement Date”), but no later than 5:00 p.m., P.S.T., November 21, 2010 (the “Expiration Date”), constituting a period of three (3) years, at which point this Warrant shall become void and all rights hereunder shall cease.

2.         Manner of Exercise.

2.1
The Holder may exercise this Warrant, in whole or in part, at any time before the Expiration Date, upon surrender of this Warrant with the form of subscription attached hereto duly executed to the Company at its corporate office located at 4636 University Drive, Suite 275, Phoenix, Arizona 85034 together with the full Purchase Price for each Share to be purchased in lawful money of the United States, or by certified check, bank draft or postal or express money order payable in United States dollars to the order of the Company, and upon compliance with and subject to the conditions set forth in this Warrant.

2.2
Upon receipt of this Warrant with the form of subscription duly executed and accompanied by payment of the aggregate Purchase Price for the Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates or other evidence of ownership, for the total number of whole Shares for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Company shall thereupon deliver such documents to the Holder or its nominee.

2.3
If the Holder exercises this Warrant with respect to fewer than all of the Shares that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

3.
Holder as Owner.  Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary.  Irrespective of the date of issue and delivery of certificates for any Shares issuable upon the exercise of the Warrant, each person in whose name any such certificate is issued shall be deemed to have become the holder of record of the Shares represented thereby on the date on which all or a portion of the Warrant surrendered in connection with the subscription therefor was surrendered and payment of the purchase price was tendered.  No surrender of all or a portion of the Warrant on any date when the stock transfer books of the Company are closed, however, shall be effective to constitute the person or persons entitled to receive Shares upon such surrender as the record holder of such Shares on such date, but such person or persons shall be constituted the record holder or holders of such Shares at the close of business on the next succeeding date on which the stock transfer books are opened.  Each person holding any Shares received upon exercise of Warrant shall be entitled to receive only dividends or distributions payable to holders of record on or after the date on which such person shall be deemed to have become the holder of record of such Shares.

4.	Transfer and Assignment. This Warrant may not be sold, hypothecated, exercised, assigned or transferred except in accordance with and subject to the provisions of the Act.

5.
Method for Assignment.  Any assignment permitted under this Warrant shall be made by surrender of this Warrant to the Company at its principal office with the form of assignment attached hereto duly executed and funds sufficient to pay any transfer tax.  In such event, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee designated in such instrument of assignment and this Warrant shall promptly be canceled.

6.
Taxes.  The issuance of any Shares upon the exercise of this Warrant and the delivery of certificates or other instruments representing such shares or other securities shall be made without charge to the Holder for any tax or other charge in respect of such issuance.  The company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

7.	Registration Rights.

7.1
The Holder shall have the limited right to join with the Company to register the Shares in a resale registration statement filed by the Company with the SEC under the Act including a registration statement filed by the Company with the SEC on Form S-8.  This right to join with the Company in a registration statement under the Act is not applicable to a registration statement filed by the Company with the SEC on Form S-4 or any other inappropriate form.  If, at any time, the Company proposes to file a registration statement as described in this Paragraph 7.1, it shall give timely written notice of such proposed filing to the Holder and its designees at their addresses appearing on the records of the Company and shall offer to include in any such filing any proposed disposition of the Shares.  Within fifteen (15) days of receipt of the Company’s notice of filing, the Holder may request registration of the Shares pursuant to a written request setting forth the intended method of distribution and such other data or information as the Company or its counsel shall reasonably require and such Shares shall be included in the registration statement under the Act to the maximum extent permissible.

7.2
In connection with any registration of its securities, the Company shall supply the Holder with copies of such registration statement, and of the prospectus included therein, in such quantities as may be reasonably necessary for the purpose of the proposed disposition.  The Company will pay all registration expenses in connection with the registration pursuant to Section 7.1.  Such reasonable expenses will include all registration of filing fees, all fees and expenses of compliance with securities or blue-sky laws, printing expenses and reasonable fees and disbursements of counsel for the Company and its independent certified public accountants.  The Company is not required to pay any fees or expenses of Holder, legal counsel of the Holder, or accountant or any other advisors.

7.3
The Company and the Holder shall indemnify and hold harmless each other and their respective affiliates from and against any loss, liability, claim, damage and expense (including reasonable attorneys’ fees) to the extent resulting from any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to which the Shares were registered under the Act, or any amendment thereto, including all documents incorporated by reference, or from the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statement not misleading; provided, that the obligations of the Holder to indemnify the Company and its affiliates shall be limited to the proceeds received by the Holder from the sale of the Shares pursuant to the registration statement and shall only apply with respect to the information furnished in writing by the Holder or on the Holder’s behalf expressly for use in the registration statement or any prospectus relating to the Shares or any amendment or supplement thereto.  The indemnification required by this Section 7.3 shall be in a form typical for transactions of such nature.

8.
Rights of Holder.  Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or consent or receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company.

9.	Covenants of the Company. The Company covenants and agrees as follows:

9.1
At all times it shall reserve and keep available for the exercise of this Warrant into common stock such number of authorized shares of common stock as are sufficient to permit the exercise in full of this Warrant into common stock; and

9.2	All Shares issued upon exercise of the Warrant shall be duly authorized, validly issued and outstanding, fully paid and non-assessable.

10.
Recapitalization.  The number of Shares purchasable on exercise of this Warrant and the Purchase Price therefor shall be subject to adjustment from time to time in the event that the Company shall:  (i) subdivide its outstanding shares of common stock into a greater number of shares, (ii) combine its outstanding shares of common stock into a smaller number of shares, or (iii) spin-off a subsidiary by distributing, as a dividend or otherwise, shares of the subsidiary to its stockholders.  In any such case, the total number of shares purchasable on exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive, at the same aggregate purchase price, the number of shares of common stock that the Holder would have owned or would have been entitled to receive immediately following the occurrence of any of the events described above had this Warrant been exercised in full immediately prior to the occurrence (or applicable record date) of such event.  An adjustment made pursuant to this Section 9 shall, in the case of a stock dividend or distribution, be made as of the record date and, in the case of a subdivision or combination, be made as of the effective date thereof.  If, as a result of any adjustment pursuant to this Section 9, the Holder shall become entitled to receive shares of two or more classes of series of securities of the Company, the Board of Directors of the Company shall equitably determine the allocation of the adjusted purchase price between or among shares or other units of such classes or series and shall notify the Holder of such allocation.

11.
Merger or Consolidation.  In the event of any reorganization or recapitalization of the Company or in the event the Company consolidates with or merges into another entity or transfers all or substantially all of its assets to another entity, then and in each such event, the Holder, on exercise of this Warrant as provided herein, at any time after the consummation of such reorganization, recapitalization, consolidation, merger or transfer,  shall be entitled, and the documents executed to effectuate such event shall so provide, to receive the stock or other securities or property to which the Holder would have been entitled upon such consummation if the Holder had exercised this Warrant immediately prior thereto.  In such case, the terms of this Warrant shall survive the consummation of any such reorganization, recapitalization, consolidation, merger or transfer and shall be applicable to the shares of stock or other securities or property receivable on the exercise of this Warrant after such consummation.  and as an exchange for a larger or smaller number of shares, as the case may be.

12.
Notice of Dissolution or Liquidation.  Except as otherwise provided in Section 10, in the case of any sale or conveyance of all or substantially all of the assets of the Company in connection with a plan of complete liquidation of the Company, or in the case of the dissolution, liquidation or winding up of the Company, all rights under this Warrant shall terminate on a date fixed by the Company, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding up and not later than thirty (30) days after such commencement date.  Notice of such termination of purchase rights shall be given to the Holder at least thirty (30) days prior to such termination date.

13.
Statement of Adjustment.  Any adjustment pursuant to the provisions of Sections 9, 10 or 11 shall be made on the basis of the number of Shares which the Holder would have been entitled to acquire by exercise of this Warrant immediately prior to the event giving rise to such adjustment and, as to the Purchase Price in effect immediately prior to the rise to such adjustment.  Whenever any such adjustment is required to be made, the Company shall forthwith determine the new number of Shares which the Holder hereof shall be entitled to purchase hereunder and/or such new Purchase Price and shall prepare, retain on file and transmit to the Holder within ten (10) days after such preparation a statement describing in reasonable detail the method used in calculating such adjustment.

14.
No Fractional Shares.  The Company shall not issue any fraction of a Share in connection with the exercise of this Warrant, and in any case where the Holder would, except for the provisions of this Section 13, be entitled under the terms of this Warrant to receive a fraction of a Share upon such exercise, the Company shall upon the exercise and receipt of the Purchase Price, issue the largest number of whole Shares purchasable upon exercise of this Warrant.  The Company shall not be required to make any cash or other adjustment in respect of such fraction of a Share to which the Holder would otherwise be entitled.  The Holder, by the acceptance of this Warrant, expressly waives his right to receive a certificate for any fraction of a Share upon exercise hereof.

15.
No Change in Form Required.  The form of Warrant need not be changed because of any change pursuant to Sections 9, 10 or 11 in the Purchase Price or in the number of Shares purchasable upon the exercise of a Warrant and may state the same Purchase Price and the same number of shares of Preferred Stock as are stated in the Warrants initially issued pursuant to the Agreement.

16.
Legend.  Until sold pursuant to the provisions of the Act or an exemption thereunder, the Shares issued on exercise of this Warrant shall be subject to a stop transfer order and the certificate or certificates representing the Shares shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THE SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

17.	Binding Effect. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

18.
Notices.  Notices or demands pursuant to this Warrant to be given or made by the Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, as follows:

Modavox, Inc.
4636 University Drive, Suite 275
Phoenix, Arizona 85034
Attn: Chief Executive Officer

Notices to the Holder provided for in this Warrant shall be deemed given or made by the Company if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed to the Holder at the Holder's last known address as it shall appear on the books of the Company.

19.	Governing Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of law.

20.
Parties Bound and Benefited.  Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors and of the Holder, its successors and, if permitted, its assignees.

21.	Headings. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of the 21 day of November 2007.

MODAVOX, INC.

By: /s/ David J. Ide
David J. Ide
Chief Executive Officer

MODAVOX INC.

Assignment

FOR VALUE RECEIVED, _____________________________________ hereby sells, assigns and transfers unto ________________________________________________________ ________________________________________________________ the within Warrant and the rights represented thereby, and does hereby irrevocably constitute and appoint ______________________________________ Attorney, to transfer said Warrant on the books of the Company, with full power of substitution.

Dated:__________________________

Signed:___________________________

Print Name:_______________________

Subscription Form

Modavox, Inc.
4636 University Drive, Suite 275
Phoenix, Arizona 85034

The undersigned hereby irrevocably subscribes for the purchase of _____ shares of common stock (the “Shares”), pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment, covering the purchase of the Shares, which should be delivered to the undersigned at the address stated below, and, if such number of Shares shall not be all of the Shares purchasable hereunder, then a new Warrant of like tenor for the balance of the remaining Shares purchasable under this Warrant be delivered to the undersigned at the address stated below.

The undersigned agrees that:  (1) the undersigned will not offer, sell, transfer or otherwise dispose of any such Shares, unless either (a) a registration statement, or post-effective amendment thereto, covering such Shares have been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended ("Act"), and such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the Shares to be so sold, transferred or otherwise disposed of, or (b) counsel to Modavox, Inc. (“Company”) has rendered an opinion in writing and addressed to the Company that such proposed offer, sale, transfer or other disposition of the Shares is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) the Company may notify the transfer agent for its common stock that the certificates for the common stock acquired by the undersigned are not to be transferred unless the transfer agent receives advice from the Company that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and (3) the Company may affix the legend set forth in Section 3.1 of this Warrant to the certificates for the Shares hereby subscribed for, if such legend is applicable.

Dated:_____________________	Signed:_____________________________
Address:____________________________
__________________________________

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (“Agreement”) dated as of September 27, 2007, is made by and among Modavox, Inc., a Delaware corporation (the “Company”), and Barry Goldwater Jr., an Arizona resident (“Goldwater”).  The Company and Goldwater are sometimes hereinafter referred to collectively as the “Parties.”

RECITALS:

A.           Goldwater was engaged as an independent contractor by the Company on or around August 2004 to perform certain government relations, public affairs and sales and marketing services for the Company (the “Services”).

B.           In exchange for the Services, the Company granted Goldwater a common stock purchase warrant dated August 25, 2004 (the “Warrant”) to purchase up to 100,000 shares of the Company’s common stock upon the terms and conditions set forth therein and agreed to pay certain other consideration to Goldwater in the form of cash, warrants and shares of the Company’s common stock.

C.           The Parties wish to formally terminate any engagement of Goldwater to perform services of any kind for the Company and any obligation of the Company to compensate Goldwater therefor and have accordingly mutually agreed to release each other from any and all claims arising from or related to Goldwater’s engagement by the Company all upon the terms and conditions set forth herein.

In consideration of the mutual promises made herein and other valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1.           No Admission of Liability.  The parties agree that the terms set forth herein represent a good faith compromise and settlement of disputed claims.  Neither this Agreement nor any action taken in connection herewith shall be deemed an admission of liability on the part of either Party.

2.           Settlement.  The Parties agree that the exercise of the Warrant as set forth in Section 3 below shall serve as adequate and sufficient consideration for the full, complete and total settlement of any and all amounts owed, in the form of cash, shares, warrants or otherwise, by the Company to Goldwater, or to any of Goldwater’s affiliates or assigns, including without limitation any amounts owing under the Warrant, the Piggyback Registration Rights Agreement by and between Goldwater and the Company dated August 25, 2004, the letter agreement by and between Goldwater and the Company dated November 19, 2004 and the letter agreement by and between Goldwater and the Company dated February 2, 2006.

3.           Exercise of Warrant.  In conjunction with the execution hereof, Goldwater hereby exercises his right to purchase shares of Common Stock of the Company pursuant to the cashless exercise provision contained in Section 1 of the Warrant and as a result the Company will issue to Goldwater 70,548 shares of the Company’s common stock (the “Exercise Shares”) which amount is calculated as follows:

Number of Shares Issuable	Exercise Price(1)	Fair Market Value(2)	Number of Shares Issuable upon Cashless Exercise
100,000	$0.43	$1.46	70,548

(1)         As set forth in the Warrant.

(2)
As set forth in the Warrant, the “Fair Market Value” means the average closing price of the Company’s Common Stock as quoted on Yahoo! Finance for the last ten (10) days upon which the Company’s Common Stock has traded preceding the date of exercise.

In conjunction with the issuance of the Exercise Shares, Goldwater represents and warrants to the Company as follows:

a)
Goldwater is not and has not been during the preceding three (3) months, an “affiliate” of the Company as that term is defined in paragraph (a)(1) of Rule 144 promulgated under the Securities Act of 1933; and

b)	Goldwater has beneficially owned the Warrant for at least two (2) years as computed in accordance with paragraph (d) of Rule 144;

4.           Release of the Company.  In consideration for the obligations of the Company set forth in this Agreement, Goldwater, on behalf of himself, and his heirs and assigns, hereby fully and forever release the Company and its officers, directors, employees, investors, stockholders, administrators, predecessor and former or successor officers, directors, employees and assigns, of and from any claim, duty, obligation or cause of action relating to any matter of any kind, whether presently known or unknown, suspected or unsuspected, that Goldwater may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Agreement including, without limitation:

(1)	any and all claims relating to or arising from any engagement by the Company of Goldwater;

(2)	any and all claims relating to, or arising from, Goldwater’s right to purchase, or actual purchase of shares of stock of the Company;

(3)
any and all claims for wrongful breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied, negligent or intentional infliction of emotional distress; or negligent or intentional misrepresentation; negligent or intentional interference with contract.

This release does not extend to any obligations incurred or specified under this Agreement.

5.           Release of Goldwater.  In consideration for the obligations of Goldwater set forth in this Agreement, the Company, on behalf of itself and its respective officers, directors, employees, investors, stockholders, administrators and assigns, hereby fully and forever releases Goldwater and his heirs, executors and assigns, of and from any claim, duty, obligation or cause of action relating to any services performed by Goldwater for the Company, whether presently known or unknown, suspected or unsuspected, that the Company may possess arising from any omissions, acts or facts that have occurred up until and including the date of this Agreement relating to such services.  This release does not extend to any obligations incurred or specified under this Agreement.

6.           Non-Disparagement.  Each Party agrees to refrain from any disparagement, defamation, slander of the other, or tortious interference with the contracts and relationships of the other.

7.           Representations of the Parties.  Each of the Parties represents and warrants that it has the full legal right, power and authority to enter into this Agreement and to consummate its respective obligations as contemplated by this Agreement, and that this Agreement constitutes a valid and binding Agreement of it and is enforceable against it in accordance with this Agreement’s terms and conditions.  Each of the representations, warranties, covenants and agreements set forth in this Agreement will survive the execution, delivery and performance of the obligations of and under this Agreement.

8.           Entire Agreement; Severability.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein.  In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, then only the portions of this Agreement that violate that statute or public policy will be stricken.  All portions of this Agreement that do not violate any statute or public policy will continue in full force and effect.  Any court order striking any portion of this Agreement may modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

9.           Amendment.  This Agreement may not be amended, modified or discharged except by an instrument in writing duly signed by authorized representatives of each party.

10.          Waiver.  A party’s waiver of any provision of this Agreement will not, under any circumstances, be deemed to be a waiver of any preceding or subsequent breach hereunder, or constitute a general waiver of any of its rights hereunder.  No waiver will be binding unless executed in writing by the waiving party.

11.          Assignment.  This Agreement will be binding upon and be observed by the parties, and their respective subsidiaries, affiliates, directors, assigns, agents, officers, shareholders, employees and successors.  Notwithstanding the foregoing, neither party may assign their rights or obligations under this Agreement without the express written consent of the other party, which consent will not be unreasonably withheld or delayed.

12.          Governing Law.  This Agreement shall be governed in accordance with the substantive laws of the State of Arizona, without regard to any conflicts of laws provisions.  The parties agree that venue and jurisdiction for the resolution of any disputes hereunder shall rest exclusively with the state or federal courts located in Maricopa County, Arizona, and any such dispute or litigation relating hereto shall be brought exclusively in such courts, and each of the parties does hereby consent to the jurisdiction of such courts.  In the event of a dispute between the parties hereto, the prevailing party in any litigation, arbitration and/or appeal shall be entitled to recover reasonable attorneys fees incurred in connection with such litigation.

13.           Counterparts.  This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement and Mutual Release on the respective dates set forth below.

Modavox: MODAVOX, INC. /s/ David Ide By: David Ide, Chief Executive Officer
Honorable Barry Goldwater Jr.: /s/ Barry Goldwater, Jr. Barry Goldwater Jr.